UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2007
Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Blvd., Suite 2200 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     On December 11, 2007, Cal Dive International, Inc., a Delaware corporation (the “Company”), along with CDI Vessel Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Vessel”, and, together with the Company, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with a bank group (the “Lenders”) led by Bank of America, N.A., which also serves as the administrative agent. The Borrowers have borrowed $375 million in term loan financing under the Credit Agreement (the “Term Loan”) and have the ability to borrow up to an additional $300 million (the “Revolving Loans”) under a revolving credit facility (the “Revolving Credit Facility”).
     The Term Loan and the Revolving Loans (together, the “Loans”) may consist of loans bearing interest in relation to the Federal Funds Rate or to Bank of America’s base rate, known as Base Rate Loans, and loans bearing interest in relation to a LIBOR rate, known as Eurodollar Rate Loans, in each case plus an applicable margin. The margins on the Revolving Loans range from 0.75% to 1.50% on Base Rate Loans and 1.75% to 2.50% on Eurodollar Rate Loans. The margins on the Term Loan are 1.25% on Base Rate Loans and 2.25% on Eurodollar Rate Loans. If a default exists, the interest rates may be increased. In addition, a commitment fee ranging from 0.375% to 0.50% will be payable quarterly on the unused portion of the Lenders’ aggregate commitment under the Revolving Credit Facility. Margins on the Revolving Loans and the commitment fee will fluctuate in relation to the Company’s consolidated leverage ratio as provided in the Credit Agreement.
     The Revolving Loans mature on December 11, 2012. The Term Loan matures on December 11, 2012, with quarterly principal payments of $20 million being payable beginning June 30, 2008. The quarterly principal installment amounts are subject to reduction to reflect any mandatory prepayments on the Term Loan. The Borrowers may prepay all or any portion of the outstanding balance of the Term Loan without prepayment penalty, but may not re-borrow any amounts prepaid. The Borrowers may prepay amounts outstanding under the Revolving Loans without prepayment penalty, and may re-borrow any amounts prepaid. In certain stated circumstances, the Borrowers will be required to prepay the Loans.
     The Credit Agreement and the other documents entered into in connection with the Credit Agreement (together, the “Loan Documents”) include terms and conditions, including covenants and events of default, which the Company considers customary for this type of indebtedness. Among other things, the covenants restrict the Company’s and its subsidiaries’ ability to grant liens, incur indebtedness, make investments, merge or consolidate, sell or transfer assets and pay dividends. In addition, the Credit Agreement obligates the Company to meet minimum ratios of EBITDA to interest charges and funded debt to EBITDA.
     The events of default include failure to timely pay amounts due under the Credit Agreement, non-compliance with covenants, failure to pay other third party Company debt above a stated threshold, material breach of representations, insolvency, change of control and other events of default that are customary for this type of indebtedness, subject to applicable notice and cure periods. During the existence of events of default, the Lenders have the right to stop making advances to the Borrowers and to declare the Loans immediately due.
     The Loans and other obligations of Vessel, the Company and its other subsidiaries to the Lenders under the Loan Documents are guarantied by each Borrower and all of the Company’s other U.S. subsidiaries. In addition, those Loans and obligations are secured by a lien on substantially all of the assets and properties of the Company and its U.S. subsidiaries, including substantially all of the assets and properties acquired by the Company or its subsidiaries from Horizon Offshore, Inc., a Delaware corporation (“Horizon”), as a result of the acquisition of Horizon that is described in Item 2.01 below.
     The Company has used the proceeds of the Term Loan to fund a portion of the cash portion of the merger consideration described in Item 2.01 below, along with related transaction costs. The Revolving Credit Facility will be used for working capital and other general corporate purposes.
     This description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.01     Completion of Acquisition or Disposition of Assets.
     Effective December 11, 2007, the Company completed its previously announced acquisition of Horizon through the merger (the “Merger”) of Horizon with and into Cal Dive Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), which resulted in Horizon becoming a wholly owned subsidiary of the Company. The Merger was effected pursuant to an Agreement and Plan of Merger dated June 11, 2007, by and between the Company, Merger Sub, and Horizon (the “Merger Agreement”). Under the terms of the Merger, each share of common stock, par value $0.00001 per share, of Horizon was converted into the right to receive $9.25 in cash and 0.625 shares of the Company’s common stock. All shares of Horizon restricted stock that had been issued but had not vested prior to the effective time of the Merger became fully vested at the effective time of the Merger and converted into the right to receive the merger consideration. The Company issued an aggregate of approximately 20.3 million shares of common stock and approximately $300 million in cash in the Merger.
     In addition, at the effective time of the Merger, all Horizon stock options, whether or not vested, ceased to represent a right to acquire shares of Horizon common stock and were converted into fully vested options to acquire (on the same terms and conditions as were applicable to such Horizon stock options) such number (rounded down to the nearest whole number) of shares of the Company’s common stock equal to the product of (i) the number of shares of Horizon common stock that were issuable upon exercise of such Horizon stock option immediately prior to the effective time of the Merger and (ii) the sum of 0.625 plus the fraction resulting from dividing $9.25 by $12.51 (the closing price per share of the Company’s common stock on the New York Stock Exchange on the last trading day immediately preceding the date on which the Merger closed). The exercise price or base price per share of Company common stock subject to any such converted stock option is (rounded up to the nearest one hundredth of a cent) equal to the exercise price or base price per share of Horizon common stock at which such Horizon stock option was exercisable immediately prior to the effective time of the Merger divided by the sum of 0.625 plus the fraction resulting from dividing $9.25 by $12.51.
     Horizon provides marine construction services for the offshore oil and gas and energy industries. Horizon provides these services in the U.S. Gulf of Mexico, Latin America,

Southeast Asia and the Mediterranean, and West Africa. Horizon’s marine fleet of nine vessels has a range of capabilities and performs construction projects, primarily in water depths up to 1,000 feet.
     Horizon’s primary services include:

-	laying, burying or repairing marine pipelines;
-	providing hook-up and commissioning services;
-	installing offshore production platforms and other structures; and
-	disassembling and salvaging offshore production platforms and other structures.
     The cash portion of the merger consideration was paid from cash on hand and from borrowings under the Term Loan (see Item 1.01 above).
     The issuance of the Company’s common stock in connection with the Merger as described above was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4, initially filed with the Securities and Exchange Commission on August 17, 2007.
     This description of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is incorporated by reference as Exhibit 2.1 hereto, and is incorporated herein by reference.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     In accordance with the terms of the Merger Agreement, upon effectiveness of the Merger, the board of directors of the Company increased the number of directors on the Company’s board of directors by two (for a total of eight directors) and appointed David W. Sharp, formerly a director and the President and Chief Executive Officer of Horizon, and John T. Mills, formerly Chairman of the Board of Horizon, as Class I directors to serve until the 2010 annual meeting of shareholders of the Company, or until their successors are elected and qualified.
Item 7.01     Regulation FD Disclosure.
     On December 11, 2007, the Company issued a press release announcing the matters otherwise addressed herein. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein but is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 9.01     Financial Statements and Exhibits.
(a)     Financial Statements of Businesses Acquired.
     The following financial statements of Horizon Offshore, Inc. are filed as Exhibit 99.2 hereto and incorporated herein by reference:
     Audited Financial Statements:
•	Report of Independent Registered Public Accounting Firm

•	Consolidated Balance Sheets as of December 31, 2006 and 2005

•	Consolidated Statements of Operations for the Years Ended December 31, 2006, 2005 and 2004

•	Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2006, 2005 and 2004

•	Consolidated Statements of Cash Flows for the Years Ended December 31, 2006, 2005 and 2004

•	Notes to Consolidated Financial Statements
     Unaudited Interim Financial Statements:
•	Consolidated Balance Sheets as of September 30, 2007 (Unaudited) and December 31, 2006 (Unaudited)

•	Consolidated Statements of Operations for the three and nine months ended September 30, 2007 (Unaudited) and 2006 (Unaudited)

•	Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 (Unaudited) and 2006 (Unaudited)

•	Condensed Notes to Consolidated Financial Statements (Unaudited)
(b)     Pro Forma Financial Information.
     The following pro forma financial information is filed as Exhibit 99.3 hereto and incorporated herein by reference:
•	Unaudited Condensed Combined Pro Forma Statement of Operations for the Year Ended December 31, 2006

•	Unaudited Condensed Combined Pro Forma Statement of Operations for the Nine Months Ended September 30, 2007

•	Unaudited Condensed Combined Pro Forma Balance Sheet as of September 30, 2007

(c)     Exhibits.

Number	Description
2.1	Agreement and Plan of Merger, dated as of June 11, 2007, by and among Cal Dive International, Inc., Cal Dive Acquisition, LLC and Horizon Offshore, Inc., incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by the registrant with the Securities and Exchange Commission on June 12, 2007.

10.1	Credit Agreement dated December 11, 2007, by and among Cal Dive International, Inc., CDI Vessel Holdings LLC, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, together with the other lenders parties thereto.

23.1	Consent of Grant Thornton LLP.

99.1	Press Release of Cal Dive International, Inc. dated December 11, 2007.

99.2	Certain financial statements of Horizon Offshore, Inc. (see Item 9.01(a) above).

99.3	Certain pro forma financial information (see Item 9.01(b) above).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.
By:	/s/ G. Kregg Lunsford
G. Kregg Lunsford
Executive Vice President, Chief Financial Officer and Treasurer

Date: December 14, 2007

Index to Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 11, 2007, by and among Cal Dive International, Inc., Cal Dive Acquisition, LLC and Horizon Offshore, Inc., incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by the registrant with the Securities and Exchange Commission on June 12, 2007.

10.1	Credit Agreement dated December 11, 2007, by and among Cal Dive International, Inc., CDI Vessel Holdings LLC, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, together with the other lenders parties thereto.

23.1	Consent of Grant Thornton LLP.

99.1	Press Release of Cal Dive International, Inc. dated December 11, 2007.

99.2	Certain financial statements of Horizon Offshore, Inc. (see Item 9.01(a) above).

99.3	Certain pro forma financial information (see Item 9.01(b) above).